Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13G and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Select Energy Services, Inc.

Date: November 13, 2017

SCF-VI, L.P.

By:	SCF-VI, G.P., Limited Partnership, its General Partner

By:	L.E. Simmons & Associates, Incorporated, its General Partner

/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VI, G.P., Limited Partnership

By:	L.E. Simmons & Associates, Incorporated, its General Partner

/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VII, L.P.

By:	SCF-VII, G.P., Limited Partnership, its General Partner

By:	L.E. Simmons & Associates, Incorporated, its General Partner

/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VII, G.P., Limited Partnership

By:	L.E. Simmons & Associates, Incorporated, its General Partner

/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VII(A), L.P.

By:	SCF-VII(A), G.P., Limited Partnership, its General Partner

By:	L.E. Simmons & Associates, Incorporated, its General Partner

/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VII(A), G.P., Limited Partnership

By:	L.E. Simmons & Associates, Incorporated, its General Partner

/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

L.E. Simmons & Associates, Incorporated

/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

L.E. Simmons

/s/ L.E. Simmons
Name:	L.E. Simmons, individually